Exhibit 99.2

February 12, 2013

Investor Presentation Script

The following script should be read in conjunction with the accompanying slide presentation, which contains, among other information, source data for certain information set forth in the script.

Thank you very much for joining us today.

XPO Logistics is a non-asset, third-party transportation service provider in the logistics industry. We don’t own trucks, airplanes or ships. We’re a middleman between shippers and carriers who outsource their freight needs to us because brokerage is our core competency.

Our industry is large, growing and fragmented, which creates significant opportunities for us. Logistics worldwide is more than $3 trillion in annual revenues. In the United States alone, it’s about a trillion dollars. Over-the-road trucking is about $350 billion, with an estimated 250,000 truckload carriers servicing millions of shippers. Truck brokerage, one of our primary focuses, accounts for just $50 billion of that $350 billion.

A critical factor, from our point of view, is that the logistics pie is expanding. Brokerage has been growing at about two to three times GDP, as opposed to asset-heavy trucking, which has been growing at around GDP. Still, the market is largely underpenetrated, with a 15% penetration rate of brokerage versus direct shipper-to-carrier cartage. Our bet is that the 15% is likely to increase substantially, and that our strategy will position our company to benefit from this long-term trend. We’re building our company not just for the $50 billion that’s going through brokers right now, but for the $300 billion that’s currently going direct from shippers to carriers.

The main thing that’s driving penetration is an outsourcing trend with both shippers and carriers. This is less about cycles and more about the fact that it makes economic sense for most companies to utilize third party logistics services. Instead of using internal staff to find freight or capacity, shippers and carriers are increasingly using brokers. Typically only the largest shippers have the freight volume to warrant in-house logistics.

From the carrier’s perspective, a good, well-run broker can help increase utilization and decrease empty miles, giving the carrier a better return on investment in assets. Resources count on both sides of the equation, and we believe that the larger logistics companies are taking share from the smaller ones as the industry becomes more professionalized.

In addition to being large and growing, the logistics industry is also fragmented and in an early stage of consolidation. That makes it very appealing. There are over 10,000 licensed truck brokers in the United States, yet only about 25 of them – less than 1% – have revenue of over $200 million.

All of these industry dynamics create an environment of opportunity for XPO Logistics. In 2011, we reported $177 million of revenue, and we’re now at a $500 million annual revenue run rate. It’s a milestone for us, but it’s just the first step. Since taking control of XPO in September of 2011, we’ve put a strategy in place to grow our combined operations in truck brokerage, expedited services and freight forwarding to several billion dollars in revenue over the next few years. Our strategy has three parts.

Part one is to scale up and optimize our operations. This includes our acquired branches, our cold-starts, and the operations that were already in place when we took control of the company. Part two is acquisitions – we will continue to acquire attractive companies that are highly scalable. And part three is cold-starts – we will continue to open greenfield locations in North America, and base them where we can recruit strong leaders and a large number of qualified salespeople.

We’ve been focused on executing this strategy. Over the past 14 months, we opened 17 cold-starts – eight of these greenfield locations were in truck brokerage. We also completed five acquisitions. And we’ve grown our company’s headcount from 208 to more than 900 employees. We have 202 employees based at our national operations center in Charlotte, with 124 of them focused solely on carrier procurement. We’ve grown our footprint to 59 sales offices in the U.S. and Canada.

Let me share some other things we’ve accomplished in this brief period of time. We implemented leading edge training and mentoring programs. We introduced a scalable IT platform and two major upgrades. We established a national accounts program to market to tier one customers. We raised $289 million in common stock and convertible debt to fund our growth. And most important, we’ve instilled a high-octane, performance-driven culture. Our teams are hungry for growth. We now have the foundation in place to support a much larger company, and we’ve built that foundation in line with our strategy.

So that’s a snapshot of what we’ve been up to over the past 14 months. Now let’s take a closer look at the three parts of our strategy.

First, there’s scale and optimization. We have an entire framework of processes in place to expand the sales force at any location with rapid recruiting and on-boarding. This includes intense off-site training, and on-site mentoring as our new hires gear up.

All of our locations are showing a lot of promise, but three of our truck brokerage branches have the potential to be mega-branches. Charlotte is a cold-start led by Drew Wilkerson. Drew came to us from a strong sales background with C.H. Robinson. Chicago is a cold-start led by Abtin Hamidi, who held senior roles in sales and operations with Echo Global Logistics.

In Gainesville, we have David Coker and Jeff Battle, each with about two decades of experience in the industry. David and Jeff are part of the exceptional management team that we retained in the Turbo Logistics acquisition. We plan to turbo-charge the growth in Gainesville, Charlotte and Chicago, and apply that same model to other markets where the criteria fits.

We’re also accelerating our sales and marketing efforts across our divisions with some specific targets. There’s plenty of pie to go around. Here’s how we look at our market opportunity. Right now, we have customers in retail, commercial, manufacturing, industrial and life sciences, as well as government-related accounts. We’ve identified about three million small to mid-sized prospects and another thousand tier one accounts that could potentially become large national accounts for us. All of our salespeople are on salesforce.com, where we’ve assigned a single point of contact to every customer and every prospect.

There’s a lot of runway ahead of us. At $500 million in revenue, we currently have about one percent share of the $50 billion addressable market. Our goal is to grow our share to 10 percent in the next several years.

Now let’s talk about the backbone of our customer service organization: our information technology.

To grow at the pace we envision for XPO, we rely on great technology. We’ve put a scalable IT platform in place across the company, with sales, service, carrier and track-and-trace capabilities. We’re using it to find the right carrier for each load as our data pool grows. Our IT team has created algorithms that provide actionable pricing information and carrier analyses.

We have a fast-paced development agenda: we launched the platform last March, released new pricing tools and truck-finding capabilities in July, and introduced our proprietary freight optimizer software in December. This year, our IT team is planning to release an LTL capability, sophisticated carrier analytics, and enhancements for our customer and carrier portals.

Part two of our strategy is acquisitions, primarily in truck brokerage and expedite. As I mentioned, only about 25 of the 10,000 licensed brokers in the U.S. have more than $200 million in revenue – so there are a lot of companies that could fit our strategy for growth. This creates a large potential acquisition universe, and in many cases a lack of access to working capital provides an incentive for these owners to sell.

When we look at a potential acquisition, it’s more than just a financial transaction. We ask ourselves, what special value does this company bring to the table? How does it fit into XPO? Is this an operation that we can grow to many times its current size? Will the employees be exceptional additions to our organization?

When we find the right company, we can integrate it and scale it up very quickly. We put the branches on our technology, which connects them to our entire organization. And we give them access to our shared carrier pool, including the capacity in Charlotte. It’s a win-win, because the acquired operations can sell the services of our other divisions, and we gain more carriers, customers, and lane and pricing histories that we can use company-wide to buy transportation more efficiently.

Our most recent acquisition, East Coast Air Charter, was completed in February. The company has been a partner to our expedited division for more than a decade, so we know them well. They’re a specialist provider of expedited air charter logistics, which fits right in with our expedited offerings. In fact, our expedited customers have been asking for us to offer air charter service, so the demand is already in hand.

East Coast Air Charter is based in Statesville, North Carolina, and had 2012 revenues of $43 million. We’re impressed with their proprietary technology. Bill McBane, who owned and ran the company, will be staying on to lead the operation. I’m pleased to say that as of this week, all 59 XPO offices can now offer expedited air charter service.

Expedited transportation has a lot of attractive qualities: the service is critically important to customers, and they’re willing to pay for it. It’s a form of freight brokerage, but for freight that needs to be picked up and moved on an urgent basis. As examples, think manufacturers of high-value parts or just-in-time suppliers. We don’t own the trucks or planes. We contract with owner-operators and independent fleet owners to furnish the transportation. The more miles we give these owners, the more capacity we can attract. Right now our people are working with a base of over 400 trucks.

Our expedited division is called Express-1, and it generates about $150 million of annual revenue, which makes it one of the top five players in the space. We have an expert team in Buchanan, Michigan, and a hub in Birmingham, Alabama, that’s positioned for southeast manufacturers. Express-1 has a long track record of being passionate about coming through for customers. It earns us customer loyalty and repeat business. We’re expanding our services, and going after more share in sectors that have a critical need for expedite, such as cross-border Mexico, life sciences, oil and gas, and government-related services.

In October of 2012, we acquired Turbo Logistics, a 28-year-old company that serves mostly large, tier one customers. When we bought Turbo, they were operating at four locations: Gainesville, Georgia; Reno; Chicago; and Dallas. They had trailing 12 months revenue of $124 million and 170 employees – including dozens of industry veterans who have been in brokerage for 10 or 20 years. They know all the ins and outs of this business, and they know how to service tier one customers. We integrated Turbo in 90 days, put them on our IT platform, and began scaling up Gainesville and Reno.

The Gainesville facility, which has the physical space to accommodate hundreds of additional headcount, is located within an hour’s drive of 70,000 college students. With the Reno branch, we expect that a lot of those hires will come from the University of Nevada, which has 18,000 students nearby. The other two branches, Dallas and Chicago, have been combined with our existing operations in those cities.

Two months prior to Turbo, we purchased one of Canada’s leading truck brokerage companies, Kelron Logistics. Kelron had been in the brokerage business for 20 years, with offices in Toronto, Montreal, Vancouver and Cleveland. It was generating about $100 million of annual revenue when we bought it. One very positive aspect of the Kelron deal is that it added thousands of carriers and customers to our database, which benefits the entire XPO network. We gained a lot of tier one customers with Kelron. Like Turbo, Kelron is sharing our capacity pool. We’ve already begun to scale up the operations by adding salespeople.

Kelron, Turbo and East Coast Air Charter all fit our strategy for growth. They have synergies with our organization, and most of all they’re highly scalable. Our two other acquisitions, BirdDog Logistics and Continental Freight Services, have the same qualities.

This brings us to the third part of our strategy, and an equally important one – cold-starts. Our cold-start program is ahead of plan. We’ve opened 17 cold-starts to date: eight in freight brokerage, three more than planned; eight in freight forwarding; and one in expedite. Each of our cold-starts is led by a highly experienced branch president who has “been there and done that” before – someone who can inspire a team to build a branch up to tens or hundreds of millions of dollars in revenue. We locate these branches in prime areas for recruitment. Talent is the most important factor for cold-starts, both leadership talent and sales talent.

When you get the right people in place, growth can happen quickly. Cold-starts can generate extremely high returns on invested capital, because the amount of invested capital is relatively slim: a million dollars or less. And there’s a large component of variable-based incentive compensation.

Now let’s spend a few minutes on our senior management team. Our CEO, Bradley Jacobs, started four highly successful companies from scratch prior to XPO Logistics. He led teams that built each of those start-ups into a billion dollar or multi-billion dollar enterprise and created substantial shareholder value. In the process, they accomplished nearly 500 acquisitions and 250 cold-starts.

The two most recent companies Brad led were United Waste Systems, which he built into the fifth largest solid waste management company in North America, and United Rentals, which he grew to be the largest construction equipment rental company in the world. From 1992, when Brad took United Waste public, to 1997, when he sold it for $2.5 billion to Waste Management, the earnings compounded at about 55% CAGR and the stock price outperformed the S&P 500 by 5.6 times. At United Rentals, over the 10 years he led the company, United Rentals stock outperformed the Index by 2.2 times.

For XPO, Brad assembled a team of highly qualified individuals with skill sets that mesh with this company’s strategy for rapid growth. Here are a few examples:

Mario Harik is our CIO. He was the CIO at Oakleaf Waste Management, a 3PL that was sold in 2011. Mario has been tapped over the years by Fortune 100 companies for his expertise in building comprehensive IT organizations and proprietary platforms, similar to what we’re doing here at XPO.

Dave Rowe is our chief technology officer, reporting to Mario. Dave is one of the top names in logistics technology. He was CTO at Echo Global Logistics, where he led the design and development of the company’s highly regarded information systems, as well as the integration of 11 acquisitions.

On the carrier side, Lou Amo is our vice president of carrier procurement and operations. Lou has 15 years of experience working on both the shipper side and the carrier side, in senior positions with companies like Electrolux and Union Pacific. He’s in charge of our capacity, which currently stands at more than 20,000 carriers. It’s his job to see that the loads we’re covering get picked up on time and delivered on time.

John Tuomala is our vice president of talent management. He is building a sales force of several thousand people over the next few years, which is something he did successfully on an even larger scale for Compass Group North America. John oversaw the hiring of more than 60 employees in December and another 60-plus in January. We’re comfortable with that pace.

Marie Fields is our director of training. She has 15 years of industry experience, including 12 years with C.H. Robinson, where she managed training and onboarding of new hires, systems training and sales development. She has also worked for American Backhaulers as a dispatcher and a carrier sales rep. Marie is developing the XPO training platform using innovative techniques that reinforce the skill sets we need at XPO.

Moving on to the financial picture: XPO reported $177 million of revenue in 2011, and with our growth initiatives, we’re now at a $500 million revenue run rate.

Our liquidity is strong. As of February 1, we had approximately $250 million in cash. We expect to use this cash is as follows: $20 million earmarked for cold-starts, technology and a cushion, and the balance for acquisitions.

And finally, it’s worth noting that XPO management owns over half of the company’s shares, based on the SEC beneficial ownership rules. Our interests are entirely aligned with our public shareholders to create substantial long-term value.

So to sum it up – we’re on track or ahead of plan with all three parts of our strategy to grow XPO into a multi-billion dollar company, with strong fundamentals for value creation. Our industry is large, growing, fragmented, and still in an early stage of consolidation. We have a robust pipeline of acquisition targets and we intend to acquire at least $250 million of revenue this year. We see significant potential for growth through cold-starts. We have a well-defined process for integrating and scaling up our operations. We have a highly experienced management team intently focused on our goals. And employee morale is high, due in large part to our many growth initiatives. When we look ahead, we see a lot of runway to grow the business through market penetration.

Thank you for your interest in XPO!

Forward Looking Statements

This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in our filings with the SEC. Forward-looking statements set forth in this presentation speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events.